United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials under § 240.14a-12

ZOMEDICA CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 7, 2022

Dear Investor:

The Annual Meeting of common shareholders of Zomedica Corp. (“Zomedica” or the “Corporation”) will be held on Tuesday, June 7, 2022 at 8:30 a.m. Eastern Daylight Time (the “Meeting”).

The Corporation will use the notice-and-access model for delivery of Meeting materials to its shareholders. Also, as permitted under applicable securities laws, we are using notice-and-access to deliver the Corporation’s Form 10-K for the year ended December 31, 2021 to shareholders, and a reference in this notice to “Meeting materials” includes  the Form 10-K. Notice-and-access allows companies to post shareholder meeting materials online. Instead of a paper copy of Meeting materials, shareholders receive this notice with information on how they may access or obtain copies of the Meeting materials.

Meeting Date and Manner of Participation

The Meeting will be held on Tuesday, June 7, 2022 at 8:30 a.m. Eastern Daylight Time. The Corporation is holding the Meeting as a completely virtual meeting, which will be conducted via live audio online webcast, where registered shareholders and duly appointed proxyholders, regardless of geographic location, will have an opportunity to participate at the Meeting. Shareholders will not be able to attend the Meeting in person.  Registered shareholders and duly appointed proxyholders will be able to attend and participate at the Meeting online at https://web.lumiagm.com/269850672, password “zomedica2022”.

The following matters will be considered and, other than item 1, voted upon at the Meeting:

1.       To receive of the audited consolidated financial statements of the Corporation as at and for the year ended December 31, 2021 and the auditors’ report thereon;

2.       To elect six director nominees to serve as directors until the next annual meeting of shareholders;

3.       To appoint Grant Thornton LLP as our auditors until the close of the next annual meeting of shareholders;

4.       To approve, on an advisory basis, the executive compensation of the Corporation’s named executive officers as described the circular andproxy statement;

5.       To vote, on an advisory basis, on how often the Corporation will conduct an advisory vote on executive compensation (every year, every two years or every three years); and

6.       To consider any other matters that may properly come before the Annual Meeting  or any adjournments thereof.

No shareholder vote is required for item 1. Directors recommend a vote “FOR” all nominees under item 2, “FOR” items 3 and 4 and “1 YEAR” for item 5.

This is not a ballot. You cannot use this notice to vote your common shares. This communication presents only an overview of the more complete Meeting materials that are available to you on the Internet. Before voting, we strongly encourage you to first review all of the important information contained in the management information circular and proxy statement, available at: www.meetingdocuments.com/TSXT/ZOM.

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The following Meeting Materials are available at www.meetingdocuments.com/TSXT/ZOM:

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The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 2021 (which includes annual audited financial statements for the year ended December 31, 2021 and related management’s discussion and analysis)

•	The Corporation’s management information circular and proxy statement
•	The Corporation’s instrument of proxy/proxy card
•	Any amendments to the foregoing materials that are required to be furnished to shareholders.

Should you wish to receive paper or email copies of the Meeting materials, please contact us at the following numbers:  toll-free at 1-888-433-6443 (in Canada and the United States) or at 416-682-3801 (outside Canada and the United States), or by email at: tsxt-fulfilment@tmx.com.  Requests should be made prior to May 20, 2022, to allow you sufficient time to submit your instrument of proxy/voting instruction form.  There is no charge for such documents to be mailed to you. Requests for paper copies of the Meeting materials to be sent to you can be made until June 28, 2023. You may also request that you receive paper copies of all future proxy materials from the Corporation.

The manner by which your common shares may be voted at the Meeting is detailed on the instrument of proxy, and in the management information circular and proxy statement.  We must receive your vote by 8:30 a.m. Eastern Daylight Time on Friday, June 3, 2022. Only registered shareholders and duly appointed proxyholders can participate at the Meeting.  In order to appoint a proxyholder other than the management nominees indicated in the instrument of proxy, you must register your proxyholder.  In order to appoint a proxyholder other than the management nominees indicated in the instrument of proxy, you must register your proxyholder.  Please review the instrument of proxy and the management information circular and proxy statement for information in this regard.

If you have any questions about this notice, please call us at the following toll free number 1-888-433-6443 (in Canada and the United States) and 416-682-3801 (outside Canada and the United States).

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